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                                  EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Janex International, Inc. 2000 Combination Stock Option Plan of our report dated March 30, 1998 with respect to the consolidated financial statements of Janex International, Inc. (a Colorado corporation) for the two years ended December 31, 1997, included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/ BDO Seidman, LLP

Woodbridge, NJ
March 20, 2000